UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2008

Date of Report: (Date of earliest event reported)

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	0-1469	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification Number)

700 Central Avenue, Louisville, Kentucky 40208

(502) 636-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 24, 2008, Churchill Downs Incorporated (the “Company”) filed a lawsuit (the “THG Lawsuit”) in the United States District Court for the Western District of Kentucky against the Thoroughbred Horsemen’s Group LLC (the “THG”) and the Florida Horsemen’s Benevolent and Protective Association, Inc. (the “Florida HBPA”) alleging that the THG, the Florida HBPA and various other state Horsemen associations (collectively with the Florida HBPA, the “Horsemen’s Groups”) and certain individuals, violated Federal antitrust laws in connection with the interstate distribution of simulcast signals containing race content to off-track betting systems, including advance deposit wagering (“ADW”) companies (collectively “OTB Systems”). A copy of a press release issued by the Company relating to the THG Lawsuit is attached hereto.

The Company generates a significant amount of its revenues from sending signals of races from its racetracks to OTB Systems in other states (“export”) and receiving signals from racetracks in other states (“import”). Revenues are earned from pari-mutuel wagering and fees on both import and export signals. Under the Interstate Horseracing Act of 1978 (the “IHA”), racetrack operators are permitted to contract with OTB Systems for the export of races and the right to accept wagers on such races by the OTB Systems, subject to compliance with the IHA. Compliance with the IHA requires, among other things, (i) approval of the state racing commissions in the state from which the signal is exported and the state in which the wagers are taken and (ii) a written agreement with the Horsemen’s Group which represents the majority of the owners and trainers racing at the racetrack for those races proposed to be exported. Contractual arrangements between racetrack operators and OTB Systems provide for OTB Systems to pay a “host fee” to the racetrack operator on its races, which is usually structured as a percentage of the wagers received by the OTB System on those races. These arrangements also commonly require ADW companies to pay a “source market fee” with respect to certain wagers placed by customers who are located near the racetrack (e.g., within 25 miles). The racetrack operator then pays a portion of the host and source market fees received to horsemen as purses on the races run at the relevant racetracks pursuant to agreements negotiated between the racetrack operator and the local Horsemen’s Group.

THG is an alliance of approximately seventeen Horsemen’s Groups covering over 45 racetracks, including the Company’s Churchill Downs and Calder Race Course (“Calder”) racetracks. Certain Horsemen’s Groups have appointed the THG as their agent for the purpose of negotiating agreements with the Company relating to revenue sharing on ADW in an amount equal to one-third of the gross wagering takeout by the ADW, a level that is significantly in excess of current sharing. Pending the resolution of this demand, certain of the Horsemen’s Groups, including the Florida HBPA and Horsemen’s Groups in Kentucky, Ohio and Delaware, have indicated that they are withholding, or intend to withhold, their consent under the IHA to import or export (as applicable) racing signals to or from Calder and the export of racing signals from Churchill Downs to certain OTB Systems.

Currently, no purse sharing agreement is in place between Calder and the Florida HBPA, and the Florida HBPA has refused to negotiate toward the execution of such an agreement. As a result, beginning with the commencement of the Calder racing season on April 21st, no export of racing signals has been made from the Calder racetrack to OTB Systems outside Florida, except to an OTB System located in New York. In addition, negotiations have taken place with the two Horsemen’s Groups in Kentucky concerning the export of racing signals from Churchill Downs to certain OTB Systems. While the Kentucky Horsemen’s Groups have consented to the export of racing signals of the Kentucky Oaks, Kentucky Derby and Woodford Reserve Race Classic races and the export of the other races from Churchill Downs to certain OTB Systems, they thus far have not consented to the export of racing signals for other races from Churchill Downs to ADW Companies or Calder’s OTB System. The racing season at Churchill Downs commences on April 26, 2008.

The THG Lawsuit alleges, among other things, that the THG, various Horsemen’s Groups and certain individual co-conspirators have violated Section 1 of the Sherman Act by contracting and conspiring to raise the amount of revenues they receive from ADW and by engaging in a group boycott involving the withholding of consents to export and import racing signals by certain racetrack operators, including the Company. The THG Lawsuit requests an order dissolving the THG, an injunction preventing further violations of the Sherman Act and monetary damages. There can be no assurance, however, that the THG Lawsuit will be successful in terminating the activities by the THG and the Horsemen’s Groups or that it will result in money damages sufficient to compensate the Company for losses it suffers.

As a result of the actions of the THG and the Horsemen’s Groups, the Company’s business, financial condition and results of operations may be materially and adversely impacted. The Company currently is not receiving revenues derived from (i) the export of racing signals from Calder to OTB Systems outside the State of Florida (other than an OTB System in New York) or (ii) the import of racing signals to Calder’s OTB System from the Beulah Park, River Downs and Delaware Park racetracks in Ohio and Delaware. Further, unless the two Kentucky Horsemen’s Groups grant their consent prior to the commencement of racing at Churchill Downs on April 26th, on and after such date the Company will not receive revenues (other than with respect to the Kentucky Oaks, Kentucky Derby and Woodford Reserve Race Classic races) derived from the export of racing signals from Churchill Downs to the Company’s ADW platform, TwinSpires, and to certain other OTB Systems, including the Company’s OTB System located at Calder. Additionally, the Company anticipates reduced revenues will be generated through TwinSpires as a result of the inability to accept wagers on races run at Churchill Downs and Calder racetracks and other racetracks where a Horsemen’s Group has withheld consent. During the pendency of the dispute with the Horsemen’s Groups, the Company may experience generalized decreases in live attendance at its racetracks and reduced traffic on TwinSpires due to the more limited racing content and wagering opportunities available to customers. Moreover, on April 22, 2008 the Company announced that it was reducing purses at the Calder racetrack by 30%, effective April 27, 2008. Such reduction, together with similar purse reductions that may be required at Calder and/or Churchill Downs if the dispute continues, may negatively impact the Company’s ability to continue to attract high quality thoroughbreds to its racetracks. Although the Horsemen’s Group in Illinois has not joined the THG or threatened to withhold its consent or otherwise sought to re-negotiate contractual terms with the Company with respect to the Company’s racetrack at Arlington Park, there can be no assurance that it will not do so. At this time, the Company cannot predict the outcome of the THG Lawsuit or of the timing or manner in which the dispute with the Horsemen’s Groups may be resolved.

Information set forth in this Current Report on Form 8-K contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Report are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from the economic environment; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with the THG Litigation; changes in our relationships with Horsemen’s Groups and their memberships; and the volatility of our stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: April 24, 2008	/s/ Robert L. Evans
Robert L. Evans President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Churchill Downs dated April 24, 2008